Exhibit 10.10

Addendum No.2 to the LNGRV Vessel Time Charter Party

in respect of DSME Hull No. 2208 named LNGRV “Excelsior”

This Addendum No.2 (the “Addendum”) to the LNGRV TIME CHARTER PARTY is entered into on this 10/1/06, by and between EXCELSIOR NV, a Belgian corporation (the “Owner”), and EXCELERATE ENERGY LIMITED PARTNERSHIP, a Texas limited partnership (the “Charterer”).

RECITALS:

WHEREAS

Exmar Marine NV and its affiliates (“Exmar”) designed and developed the procedures (“the STS Procedures”)and the equipment (“the “STS Equipment”) for the performance of ship-to-ship transfers of LNG (the “STS Transfer”) and in furtherance thereof procured such STS Equipment including hoses, hose saddles, spool pieces etc.;

The STS Equipment ordered by Exmar has been placed on board LNGRV Excelsior

NOW THE FOLLOWING IS HEREBY AGREED:

1.                                      Payment of STS compensation and amendment of Clause 7.

The Charterer agrees to pay the sum of EURO 750,000 for the STS Equipment on board the LNGRV Excelsior, STS software (budgetted) installed on Excelsior and development, engineering and goodwill relating to STS Procedures and Equipment.

For the avoidance of doubt the aforementioned sum does not include the cost of research, development and acquisition of a quick disconnect system or any future additions, modifications or improvements to the STS Equipment.

The Owner directs the Charterer to pay the aforementioned sum to Exmar Marine NV direct.

As of and with effect from the date of receipt by Exmar Marine NV of the aforementioned sum, Clause 7 of the Charter will be amended and supplemented by the inclusion of the following additional clause:

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7.3                                   Ship to Ship Transfer

The Charterer has the option, at their risk and expense, to perform lighterage/ transhipment operations to or from any other vessel including but not limited to, an ocean-going vessel, barge and/or lighter (the “Transfer Vessel”).

As far as possible, such operations shall be in accordance with the provisions of the latest edition of the “ICS/OCIMF Ship-to-Ship Transfer Guide (Liquefied Gases)”, but in any case, lighterage/ transhipment operations shall

Excelsior	Addendum N°2 to TIME CHARTER

always be at the discretion of the Master.  Charterer undertakes that the Transfer Vessel and its crew shall equally comply with the “ICS/OCIMF Ship-to-Ship Transfer Guide (Liquefied Gases)” and Charterer shall ensure that adequate fendering and hoses are provided, to the satisfaction of the Master.  Owner shall not be liable for damage sustained to the Transfer Vessel unless such damage was caused by negligence of the Vessel.

If the Master at any time considers that the lighterage/ transhipment operations are or have become unsafe, the operations may be delayed, aborted or discontinued until such time as conditions become safe and during this unsafe period the Vessel shall remain on hire, unless such operations become unsafe solely due to the Vessel’s own breakdown.

If Owner is obliged to extend the existing insurance policies to cover lighterage/ transhipment operations, such additional expenses are to be for the Charterer’s account. Charterer shall obtain permission from the proper authorities to perform the lighterage/ transhipment operation and all expenses in this connection shall be for the Charterer’s account.

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2.             Miscellaneous.

All other terms and conditions of the Charter remain in full force and effect.  All words used in capitals in this Addendum shall have the same definition as conferred to them in the Charter.
In case of any discrepancy or conflict between the terms of this Addendum and the Charter, the terms of the present Addendum shall prevail.

3.                                      Ratification.

Owner and Charterer hereby ratify all the terms and conditions of the Charter, as amended by this Addendum.

4.                                      Governing Law and Arbitration.

The provisions of Section 49 of the Charter shall apply with equal force to this Addendum.

IN WITNESS WHEREOF, the parties have caused this Addendum to be executed by their duly authorized representatives as of 10/1, 2006.

	EXCELSIOR NV	EXCELERATE ENERGY LIMITED
PARTNERSHIP

By:	/s/ Nicolas Saverys	By:	/s/ Jonathan Cook
	Nicolas Saverys		Jonathan Cook
	Attorney-in-fact		Vice-President